                                                                    EXHIBIT 99.1



================================================================================

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                         AURORA BIOSCIENCES CORPORATION,
                             a Delaware corporation;


                            AURORA ACQUISITION CORP.,
                            a Wisconsin corporation;

                                       and


                        PanVERA CORPORATION, a Wisconsin
                                  corporation.








                          -----------------------------

                          Dated as of November 16, 2000

                          -----------------------------


================================================================================

                                    EXHIBITS

EXHIBIT A      -      Certain definitions

EXHIBIT B      -      Escrow Agreement

EXHIBIT C      -      Plan of Merger

EXHIBIT D      -      Tax Representation Letters

EXHIBIT E-1    -      Form of Affiliate Agreement

EXHIBIT E-2    -      Persons to execute Affiliate Agreements

EXHIBIT F      -      Form of Voting Agreement

EXHIBIT G-1    -      Company Stockholders to execute a Release

EXHIBIT G-2    -      Form of Stockholder Release

EXHIBIT G-3    -      Form of Company Release

EXHIBIT H      -      Form of Employment Agreement

EXHIBIT I      -      Form of legal opinion of Godfrey & Kahn, S.C.

                                TABLE OF CONTENTS


                                                                                          PAGE
1.      DESCRIPTION OF TRANSACTION...........................................................2

        1.1    Merger of Merger Sub into the Company.........................................2

        1.2    Effect of the Merger..........................................................2

        1.3    Closing; Effective Time.......................................................2

        1.4    Articles of Incorporation and Bylaws; Directors and Officers..................2

        1.5    Conversion of Shares..........................................................2

        1.6    Employee Stock Options........................................................4

        1.7    Closing of the Company's Transfer Books.......................................4

        1.8    Exchange of Certificates......................................................5

        1.9    Dissenters' Rights............................................................6

        1.10   Escrow of Parent Common Stock.................................................6

        1.11   Tax Consequences..............................................................7

        1.12   Accounting Treatment..........................................................7

        1.13   Further Action................................................................7

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................7

        2.1    Due Organization; No Subsidiaries; Etc........................................7

        2.2    Articles of Incorporation and Bylaws; Records.................................8

        2.3    Capitalization, Etc...........................................................8

        2.4    Financial Statements.........................................................10

        2.5    Absence of Changes...........................................................10

        2.6    Title to Assets..............................................................12

        2.7    Bank Accounts; Receivables...................................................12

        2.8    Equipment; Leasehold.........................................................12

        2.9    Proprietary Assets...........................................................13

        2.10   Contracts....................................................................14

        2.11   Liabilities; Fees, Costs and Expenses........................................17

        2.12   Compliance with Legal Requirements...........................................17

        2.13   Governmental Authorizations..................................................17

        2.14   Tax Matters..................................................................18

        2.15   Employee and Labor Matters; Benefit Plans....................................19



                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
        2.16   Environmental Matters........................................................22

        2.17   Insurance....................................................................23

        2.18   Related Party Transactions...................................................23

        2.19   Legal Proceedings; Orders....................................................23

        2.20   Authority; Binding Nature of Agreement.......................................24

        2.21   Non-Contravention; Consents..................................................24

        2.22   Product Development..........................................................25

        2.23   Full Disclosure..............................................................25

        2.24   Company Action...............................................................25

        2.25   Anti-Takeover Law............................................................26

        2.26   Finder's Fee.................................................................26

        2.27   Reorganization; Pooling of Interests.........................................26

3.      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................26

        3.1    Corporate Existence and Power................................................26

        3.2    Authority; Binding Nature of Agreement.......................................26

        3.3    SEC Filings; Financial Statements............................................27

        3.4    No Conflict..................................................................27

        3.5    Valid Issuance...............................................................28

        3.6    Reorganization...............................................................28

4.      CERTAIN COVENANTS OF THE COMPANY....................................................28

        4.1    Access and Investigation.....................................................28

        4.2    Operation of the Company's Business..........................................28

        4.3    Notification; Updates to Disclosure Schedule.................................30

        4.4    No Negotiation...............................................................31

        4.5    Company Stockholders' Meeting................................................32

5.      ADDITIONAL COVENANTS OF THE PARTIES.................................................32

        5.1    Additional Agreements........................................................32

        5.2    Regulatory Approvals.........................................................33

        5.3    Registration Statement.......................................................34

        5.4    Public Announcements.........................................................34



                                      ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
        5.5    Affiliate Agreements.........................................................35

        5.6    Pooling of Interest..........................................................35

        5.7    Tax Matters..................................................................35

        5.8    Employee Retention...........................................................35

        5.9    Release......................................................................35

        5.10   FIRPTA Matters...............................................................36

        5.11   Anti-Takeover Laws...........................................................36

6.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB........................36

        6.1    Accuracy of Representations..................................................36

        6.2    Performance of Covenants.....................................................36

        6.3    Stockholder Approval.........................................................36

        6.4    Consents.....................................................................36

        6.5    Agreements and Documents.....................................................36

        6.6    Listing......................................................................37

        6.7    Employment Agreements........................................................37

        6.8    No Restraints................................................................37

        6.9    No Governmental Litigation...................................................37

        6.10   No Other Litigation..........................................................38

        6.11   Effectiveness of Registration Statement......................................38

        6.12   FIRPTA Compliance............................................................38

        6.13   HSR Act......................................................................38

        6.14   Dissenter's Rights...........................................................38

7.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..................................38

        7.1    Accuracy of Representations..................................................38

        7.2    Performance of Covenants.....................................................39

        7.3    Documents....................................................................39

        7.4    Stockholder Approval.........................................................39

        7.5    Listing......................................................................39

        7.6    No Restraints................................................................39

        7.7    HSR Act......................................................................39



                                      iii.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
        7.8    Effectiveness of Registration Statement......................................39

        7.9    No Governmental Litigation...................................................40

8.      TERMINATION.........................................................................40

        8.1    Termination Events...........................................................40

        8.2    Termination Procedures.......................................................41

        8.3    Effect of Termination........................................................41

9.      INDEMNIFICATION, ETC................................................................41

        9.1    Survival of Representations, Etc.............................................41

        9.2    Indemnification..............................................................42

        9.3    Threshold....................................................................42

        9.4    Offset Against Escrow Shares; Sole Remedy....................................43

        9.5    No Contribution..............................................................43

               (a)    Defense of Third Party Claims.........................................43

        9.6    Exercise of Remedies by Indemnitees Other Than Parent........................44

10.     MISCELLANEOUS PROVISIONS............................................................44

        10.1   Company Stockholders' Representative.........................................44

        10.2   Further Assurances...........................................................45

        10.3   Fees and Expenses............................................................45

        10.4   Attorneys' Fees..............................................................46

        10.5   Notices......................................................................46

        10.6   Time of the Essence..........................................................47

        10.7   Headings.....................................................................47

        10.8   Counterparts.................................................................47

        10.9   Governing Law; Jurisdiction and Venue........................................47

        10.10  Successors and Assigns.......................................................48

        10.11  Remedies Cumulative; Specific Performance....................................48

        10.12  Waiver.......................................................................48

        10.13  Amendments...................................................................48

        10.14  Severability.................................................................48

        10.15  Parties in Interest..........................................................49



                                      iv.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
        10.16  Entire Agreement.............................................................49

        10.17  Construction.................................................................49



                                       v.

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of November 16, 2000, by and among: AURORA BIOSCIENCES CORPORATION, a Delaware corporation ("Parent"); AURORA ACQUISITION CORP., a Wisconsin corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and PanVERA CORPORATION, a Wisconsin corporation (the "Company"). Certain other capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with the Company (the "Merger") in accordance with this Agreement and the Wisconsin Business Corporation Law (the "WBCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

        C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company and has been adopted by Parent, as the sole stockholder of Merger Sub.

        D. Simultaneously with the execution of this Agreement, and as an inducement to Parent to enter into this Agreement, each of Ralph Kauten, Thomas Burke, Terry Sivesind and the Kauten Family, LLC (collectively, the "Majority Stockholders") is entering into a Voting Agreement with Parent in the form of EXHIBIT F (the "Voting Agreement") pursuant to which each Major Stockholder has, among other things, agreed, upon the terms and subject to the conditions thereof, to vote his or her Company Common Stock (as defined below) in favor of the Merger.

        E. Simultaneously with the execution and delivery of this Agreement, each of Ralph Kauten, Thomas Burke, Randall Bolger, William Checovich, Robert Lowery and Alex Vodenlich (the "Key Executives"), and the Company are executing an Employment and Non-Competition Agreement in the form of EXHIBIT H (the "Employment and Non-Competition Agreement") to be effective upon Closing, whereby each of the Key Executives agrees, among other things, to remain employed by the Company for a certain number of years immediately following the Closing and not to compete with or solicit employees from Parent during the term of the employment and for one (1) year after the expiration of such term of employment.



                                       1.

                                    AGREEMENT

        The parties to this Agreement agree as follows:

1.      DESCRIPTION OF TRANSACTION

        1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

        1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the WBCL.

        1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward llp, 4365 Executive Drive, Suite 1100, San Diego, California 92121 at 10:00 a.m. on a date to be designated by Parent which shall not be more than 10 business days after the date on which the last of the conditions set forth in Section 6 and Section 7 has been satisfied. The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date." Contemporaneously with or as promptly as practicable after the Closing, a properly executed articles of merger, with a Plan of Merger in the Form of EXHIBIT C attached thereto, conforming to the requirements of the WBCL shall be filed with the Department of Financial Institutions of the State of Wisconsin. The Merger shall become effective at the time specified in such articles of merger or, if no time is specified, at the time such articles of merger is filed with the Department of Financial Institutions of the State of Wisconsin (the "Effective Time").

        1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

               (a) the Articles of Incorporation of the Company immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation;

               (b) the Bylaws of the Company immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time; and

               (c) the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time.

        1.5    CONVERSION OF SHARES.

               (a) Subject to Sections 1.8(a), 1.9 and 1.10, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:



                                       2.

                      (i) each share of Company Common Stock outstanding immediately prior to the Effective Time, other than Excluded Shares and Dissenting Shares shall be converted into the right to receive that fraction of a share of the common stock of Parent, $0.001 par value per share ("Parent Common Stock") equal to the "Applicable Fraction" (as defined in Section 1.5(b)(i)), it being understood that certain of the shares of Parent Common Stock issuable pursuant to this Section 1.5(a)(i) shall be held in escrow in accordance with Section 1.10;

                      (ii) each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation; and

                      (iii) all Excluded Shares shall be cancelled and retired and shall cease to exist and no consideration shall be delivered or be deliverable therefor.

               (b)    For purposes of this Agreement:

                      (i) The "Applicable Fraction" shall be the fraction: (A) having a numerator equal to 1,900,000, and (B) having a denominator equal to the Fully Diluted Company Share Amount (as defined in Section 1.5(b)(ii)). If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, then the Applicable Fraction shall be correspondingly adjusted.

                      (ii) The "Fully Diluted Company Share Amount" shall be the sum of (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement, but excluding any Excluded Shares), (B) the aggregate number of shares of Company Common Stock issuable pursuant to all Company Options outstanding immediately prior to the Effective Time, and (C) the aggregate number of shares of Company Common Stock issuable pursuant to warrants, options (other than Company Options), convertible securities and any other rights to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time.

                      (iii) The "Merger Consideration" receivable by a holder of capital stock of the Company shall consist of (i) the shares of Parent Common Stock (other than Escrow Shares (as defined in Section 1.10)) issuable to such holder in accordance with Section 1.5(a) upon the surrender of the certificate or certificates representing capital stock of the Company held by such holder,
(ii) the rights of such holder with respect to the Escrow Shares held by the Escrow Agent on behalf of such holder, and (iii) the right of such holder to receive cash in lieu of fractional shares of Parent Common Stock in accordance with Section 1.8(a).

               (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement



                                       3.

with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock shall accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

        1.6 EMPLOYEE STOCK OPTIONS. At the Effective Time, each then outstanding Company Option and each other outstanding option to purchase Common Stock of the Company issued in accordance with the terms of this Agreement, whether vested or unvested, shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement or, for options issued to new employees after the date of this Agreement, as in effect on the date of issuance) of such Company Stock Option Plan under which such Company Option was issued and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock, and (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Company Stock Option Plan and otherwise) to effectuate the provisions of this Section 1.6.

        1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of capital stock of the Company that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock of the Company outstanding immediately prior to the Effective Time. No further transfer of any such shares of capital stock of the Company shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of capital stock of the Company (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.



                                       4.

        1.8    EXCHANGE OF CERTIFICATES.

               (a) As soon as practicable after the Effective Time, Parent will send to each of the registered holders of Company Stock Certificates a letter of transmittal in customary form and containing such customary provisions as Parent may reasonably specify and instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other customary documents as may be reasonably required by Parent, Parent shall (i) deliver to the holder of such Company Stock Certificate a certificate representing 92.5% of that number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.5, and (ii) deliver to the Escrow Agent under the Escrow Agreement (as defined below) on behalf of such holder a certificate in the name of the Escrow Agent representing 7.5% of that number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.5, provided that the certificates representing Parent Common Stock to be delivered to the holder of a Company Stock Certificate under clause (i) above and to the Escrow Agent under clause (ii) above shall, in each case, represent only whole shares of Parent Common Stock. In lieu of any fractional shares to which such holder would otherwise be entitled, after combining any fractional interests of such holder into as many whole shares as is possible, the holder of such Company Stock Certificate shall be paid in cash an amount equal to the sum of (1) the dollar amount (rounded to the nearest whole cent) determined by multiplying the Closing Sales Price (as defined below) by the fraction of a share of Parent Common Stock that would otherwise be deliverable to such holder under clause (i) above and
(2) the dollar amount (rounded to the nearest whole cent) determined by multiplying the Closing Sales Price by the fraction of a share of Parent Common Stock that would otherwise be deliverable to the Escrow Agent under clause (ii) above. Notwithstanding the foregoing, Parent may deliver to the Escrow Agent one certificate representing the total number of shares of Parent Common Stock to be held in escrow pursuant to this Section 1.8(a) in lieu of issuing separate certificates representing such holder's Escrow Shares. As used in this Agreement, the "Closing Sales Price" shall mean the closing sales price of one share of Parent Common Stock as quoted on the Nasdaq on the last trading day immediately preceding the Closing Date. All Company Stock Certificates so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration in accordance with this Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock or the payment of cash in lieu of fractional shares, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

               (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with



                                       5.

this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

               (c) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law, provided that Parent or the Surviving Corporation pays to the applicable government authority in accordance with applicable Legal Requirements, the amount so withheld. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

               (d) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9    DISSENTERS' RIGHTS.

               (a) Notwithstanding anything in this Agreement to the contrary, shares of capital stock of the Company held by a holder who, pursuant to Subchapter XIII of the WBCL or any successor provision, has the right to dissent to the Merger and demand payment for such shares and properly dissents and demands payment for the fair value of such shares of capital stock of the Company ("Dissenting Shares") in accordance with the WBCL, shall not be converted into the right to receive Parent Common Stock as set forth in Section 1.5, unless such holder withdraws, fails to perfect or otherwise loses such holder's right to such payment, if any. If, after the Effective Time, such holder withdraws, fails to perfect or loses any such right to payment, such holder's Dissenting Shares shall be treated as having been converted as of the Effective Time into the right to receive the Merger Consideration. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Subchapter XIII of the WBCL or any successor provision and as provided in the immediately preceding sentence. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of capital stock of the Company and the opportunity to participate in all negotiations and proceedings with respect to any such demand. Except to the extent otherwise required by the WBCL, the Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

        1.10 ESCROW OF PARENT COMMON STOCK. Upon the Closing, Parent shall withhold the shares of Parent Common Stock to be delivered to the Escrow Agent pursuant to Section 1.8(a)(ii) (the "Escrow Shares") and deliver such shares to La Salle Bank National Association as escrow agent (the "Escrow Agent"), to be held by the Escrow Agent as collateral to secure the rights of the Indemnitees under Section 9 hereof. The Escrow Shares shall be held pursuant to the provisions of an escrow agreement substantially in the form of EXHIBIT B (the "Escrow Agreement"). The Escrow Shares will be represented by a certificate or certificates



                                       6.

issued in the name of the Escrow Agent and will be held by the Escrow Agent for a period to end on the earlier of (i) one year from the Closing Date and (ii) the completion of the first audit of the combined financial statements of Parent and the Company covering periods following the Closing (the earlier of (i) and (ii), "Escrow Period"); provided however that in the event any Indemnitee has made a claim under Section 9 prior to the end of the Escrow Period, then the Escrow Period shall continue (and the Escrow Agent will continue to hold, in accordance with Section 3(a) of the Escrow Agreement, a certain number of shares in escrow) until such claim is fully and finally resolved. In the event that this Agreement is adopted by the Company's stockholders, then all such stockholders shall, without any further act of any Company stockholder, be deemed to have consented to and approved (i) the use of the Escrow Shares as collateral to secure the rights of the Indemnitees under Section 9 in the manner set forth herein and in the Escrow Agreement, and (ii) the appointment of the Company Stockholders' Representative (as defined in Section 10.1) as the representative under the Escrow Agreement of the Persons receiving Merger Consideration under this Agreement and as the attorney-in-fact and agent for and on behalf of each such Person (other than holders of Dissenting Shares).

        1.11 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        1.12 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

        1.13 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement and any Related Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants, to and for the benefit of the Indemnitees, as follows:

        2.1    DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

               (a) The Company is a corporation duly organized, validly existing and is active status under the laws of the State of Wisconsin and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

               (b) Except as set forth in Part 2.1(b) of the Company Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any



                                       7.

jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name PanVera Corporation.

               (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c)(i) of the Company Disclosure Schedule except where the failure to do so would not have a Company Material Adverse Effect. The Company is not qualified as a foreign corporation in any jurisdictions.

               (d) Part 2.1(d) of the Company Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors,
(ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

               (e) The Company has no Subsidiaries except for the Entities identified in Part 2.1(e) of the Company Disclosure Schedule. The Company does not own any controlling interest in any Entity and, except for the financial interests identified in Part 2.1(e) of the Company Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity or other financial interest.

        2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company (the items described in (1), (2) and (3) above, collectively, the "Company Constituent Documents"). There have been no formal meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in the Company Constituent Documents. There has not been any violation of the Company Constituent Documents, and the Company has not taken any action that is inconsistent in any material respect with the Company Constituent Documents. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in all material respects in accordance with Legal Requirements and prudent business practices.

        2.3    CAPITALIZATION, ETC.

               (a) The authorized capital stock of the Company consists of: (i) 2,500,000 shares of Common Stock, of which 1,221,652 shares have been issued and are outstanding as of the date of this Agreement. As of the date hereof, 200,000 shares of Common Stock are held by the Company as treasury shares as a result of the redemption of such shares by the Company



                                       8.

from Mr. Terry Sivesind. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable, except as otherwise provided in Section 180.0622(2)(b) of the WBCL and the cases decided thereunder. All outstanding shares of Company Common Stock and all outstanding Company Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts. Part 2.3(a) of the Company Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any shares of capital stock of the Company is subject.

               (b) The Company has reserved 280,000 shares of Company Common Stock for issuance under the Company Stock Option Plans, of which options to purchase 194,399 shares are outstanding as of the date of this Agreement. Part 2.3(b) of the Company Disclosure Schedule accurately sets forth, with respect to each option to purchase Common Stock of the Company outstanding as of the date hereof (whether vested or unvested) (the "Company Options"): (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option;
(v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Except for Company Options granted pursuant to the Company Stock Option Plans, there is no:
(i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company (clauses (i) through (iv) above, collectively "Company Rights"). The Company does not currently have outstanding any debt securities which grant the holder thereof any right to vote on, or veto, any actions by the Company ("Voting Debt").

               (c) All of the outstanding shares of capital stock of the Subsidiaries of the Company have been duly authorized and are validly issued, are fully paid and nonassessable, except as otherwise provided in Section 180.0622(2)(b) of the WBCL and the cases decided thereunder and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

               (d) Except as set forth in Part 2.3(d) of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the WBCL and all other applicable Legal



                                       9.

Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

        2.4    FINANCIAL STATEMENTS.

               (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                      (i) The audited balance sheets of the Company as of September 30, 2000, September 30, 1999 and September 30, 1998, and the related audited income statements, statements of stockholders' equity and statements of cash flows of the Company for the periods then ended together with the notes thereto and the unqualified reports and opinions of Arthur Andersen LLP relating thereto.

               (b) The Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations (and, in the case of the financial statements referred to in Section 2.4(a)(i), cash flows of the Company) for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

        2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since September 30, 2000:

               (a) The Company has not suffered a Company Material Adverse Effect and no event has occurred that will, or could reasonably be expected to, have a Company Material Adverse Effect;

               (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

               (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock of the Company, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company;

               (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other securities of the Company (except for Company Common Stock issued upon the exercise of outstanding Company Options) or, (ii) any Company Rights (except for Company Options described in Part 2.3 of the Company Disclosure Schedule);

               (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any Company Stock Option



                                      10.

Plan, (ii) any provision of any Company Contract evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

               (f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction (except as provided in this Agreement), recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction,;

               (g) the Company has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

               (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since September 30, 2000, exceeds $50,000, other than capital expenditures made in connection with the construction of the new building at Research Park Drive in Madison, Wisconsin (the "New Facility");

               (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any right or remedy under, any such Contract;

               (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

               (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

               (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

               (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business and consistent with the Company's past practice), or (ii) incurred or guaranteed any indebtedness for borrowed money;

               (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;



                                      11.

               (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

               (p) the Company has not made any Tax election;

               (q) the Company has not threatened, commenced or settled any Legal Proceeding;

               (r) the Company has not entered into any transaction or taken any other action outside the ordinary course of business or inconsistent with its past practices, other than entering into this Agreement and the agreements and transactions contemplated hereby; and

               (s) the Company has not agreed to take, or committed to take, any of the actions referred to in clauses "(c)" through "(r)" above.

        2.6    TITLE TO ASSETS.

               (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7 and 2.9 of the Company Disclosure Schedule and all of the Company's rights under the Material Contracts; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Company Disclosure Schedule, all of such assets are owned by the Company free and clear of any Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

               (b) Part 2.6(b) of the Company Disclosure Schedule identifies all assets of the Company that are being leased or licensed to or by the Company. All such leases and licenses are valid and enforceable against the Company, and to the knowledge of the Company, the other parties thereto.

        2.7    BANK ACCOUNTS; RECEIVABLES.

               (a) Part 2.7(a) of the Company Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution including the name of the bank or financial institution, the account number and the balance as of the date hereof.

        2.8    EQUIPMENT; LEASEHOLD.

               (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.



                                      12.

               (b) The Company does not own any real property or any interest in real property, except for the leasehold interest created under the real property leases identified in Part 2.6(b) of the Company Disclosure Schedule.

        2.9    PROPRIETARY ASSETS.

               (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Company and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by the Company that are material to the business of the Company. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to the Company by any Person (the "Licensed Assets") and is material to the business of the Company, and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Company. The Company has good, valid and marketable title to all of the Company Proprietary Assets other than Licensed Assets, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company. The Company has a valid right to use, license and otherwise exploit all Licensed Assets and any rights thereunder will not be affected by the Company entering into this Agreement and the agreements and transactions contemplated hereby. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset that is material to the business of the Company with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, there is no Company Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset.

               (b) The Company has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.9(b) of the Company Disclosure Schedule, (i) all current and former employees of the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Employee Agreement Relating to Intellectual Property and Confidential Information previously delivered by the Company to Parent, and (ii) all current and former consultants and independent contractors to the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the



                                      13.

scope of its coverage) that is substantially identical to the form of Employee Agreement Relating to Intellectual Property and Confidential Information previously delivered to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor of or to the Company has any right, claim or interest in or with respect to any Company Proprietary Asset.

               (c) Except as set forth in Part 2.9(c) of the Company Disclosure Schedule, (i) all patents, trademarks, service marks and copyrights held by the Company are valid, enforceable and subsisting; (ii) none of the Company Proprietary Assets and no Proprietary Asset that is currently being developed by the Company (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by the Company is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, the Company has all rights and licenses reasonably necessary in order to make, have made, use or sell these products to an unlimited number of parties, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of,
(iv) the Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person and (v) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Company Proprietary Asset.

               (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(d) of the Company Disclosure Schedule, the Company has not (i) licensed any of the material Company Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Company Proprietary Assets or to transact business in any market or geographical area or with any Person.

               (e) Except as set forth in Part 2.9(e)(i) of the Company Disclosure Schedule, the Company has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Company Source Code. Part 2.9(e)(ii) of the Company Disclosure Schedule identifies each Contract pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other Person any Company Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any Company Source Code.

        2.10   CONTRACTS.



                                      14.

               (a) Part 2.10(a) of the Company Disclosure Schedule identifies:

                      (i) each Company Contract relating to the employment of, or the performance of services by, any Person, including any employee, consultant or independent contractor;

                      (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                      (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to, or perform any services for, any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                      (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                      (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

                      (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

                      (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                      (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                      (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                      (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

                      (xi) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

                      (xii) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

                      (xiii) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of



                                      15.

$10,000 in the aggregate, or (B) the purchase or sale of any product, or performance of services by or to the Company having a value in excess of $10,000 in the aggregate.

(Company Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

               (b) The Company has delivered to Parent accurate and complete copies of all written Material Contracts. Part 2.10(b) of the Company Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Contract identified in Part 2.10(a) and Part 2.10(b) of the Company Disclosure Schedule is valid and in full force and effect is enforceable by the Company in accordance with its terms.

               (c) Except as set forth in Part 2.10(c) of the Company Disclosure
Schedule:

                      (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract, which violation or breach would give any party the right to terminate such Contract or which would increase the liabilities or obligations of the Company under such Contract or which would otherwise reasonably be expected to result in a Company Material Adverse Effect;

                      (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

                      (iii) since January 1, 1997, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract; and

                      (iv) the Company has not knowingly waived any of its rights under any Material Contract.

               (d) Except as set forth in Part 2.10(d) of the Company Disclosure Schedule, no Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

               (e) The Material Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

               (f) Part 2.10(f) of the Company Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal,



                                      16.

term sheet or similar document has been submitted or received by the Company, which, if such bid, offer, award, proposal or term sheet was accepted and became effective, would constitute a Material Contract hereunder.

               (g) Part 2.10(g) of the Company Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Company Contracts.

        2.11   LIABILITIES; FEES, COSTS AND EXPENSES.

               (a) The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (i) liabilities identified as such in the "liabilities" column of the Audited Balance Sheet; (ii) accounts payable or accrued salaries that have been incurred by the Company since September 30, 2000 in the ordinary course of business and consistent with the Company's past practices; (iii) liabilities under the Material Contracts, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; (iv) the liabilities identified in Part 2.11(a) of the Company Disclosure Schedule; and (v) liabilities incurred in the ordinary course of business not exceeding $150,000 in the aggregate and not required to be otherwise disclosed in the Company Disclosure Schedule. Part 2.11(a) of the Company Disclosure Schedule lists the amount and details of all outstanding Liabilities for borrowed money of the Company as of the date of this agreement.

               (b) The total amount of all fees, costs and expenses (including any attorney's, accountant's, financial advisor's or finder's fees) incurred by or for the benefit of the Company in connection with (i) the due diligence conducted by the Company with respect to the Merger, (ii) the negotiation, preparation and review of this Agreement (including the Company Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (iii) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement and the obtaining of any Consent required to be obtained in connection with any transactions contemplated hereby, do not in the aggregate exceed one million dollars ($1,000,000).

        2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since its inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not be reasonably likely to have a Company Material Adverse Effect. Except as set forth in Part 2.12 of the Company Disclosure Schedule, since its inception the Company has not received any written notice or other written communication, and no executive officer of the Company has received any oral notice or other oral communication, from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Company Disclosure
Schedule identifies each Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified



                                      17.

in Part 2.13 of the Company Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since its inception has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part
2.13 of the Company Disclosure Schedule. Since the date of its inception, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        2.14   TAX MATTERS.

               (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed which have been requested by Parent.

               (b) The Company Financial Statements fully accrue all actual and contingent liabilities for unpaid Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all unpaid Taxes for the period from September 30, 2000 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

               (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14(c) of the Company Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14(c) of the Company Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

               (d) Except as set forth in Part 2.14(d) of the Company Disclosure Schedule, no claim or Proceeding is pending or, to the knowledge of the Company has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company



                                      18.

with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to
Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

               (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, plan or other arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162(m) of the Code. The Company is not a party to any Contract to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract, including any obligation arising by reason of Treasury Regulations Section 1.1502-6, and the Company has not, and by reason of the consummation of the transactions contemplated under this Agreement, will not have any liability or obligation under any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. The Company is not and has never been a "distributing corporation" within the meaning of Section 355(a)(1) of the Code, or a member of an affiliated group filing a consolidated federal income Tax Return.

        2.15   EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

               (a) Part 2.15(a) of the Company Disclosure Schedule identifies with respect to the Company and any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code (if any), all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, phantom stock, stock appreciation right, severance pay, termination pay, hospitalization, medical (including retiree medical), dental, vision, life, disability or other insurance, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement whether written or oral (collectively, the "Employee Plans") sponsored, maintained, contributed to or required to be contributed to by the Company and/or any ERISA Affiliate for the benefit of any employee, consultant or director, or former employee, consultant, or director, of the Company and/or any ERISA Affiliate, except for Employee Plans which would not require the Company to make payments or provide benefits having a value in excess of $10,000 in the aggregate per annum. Part 2.15(a) of the Company Disclosure Schedule sets forth the citizenship status of every employee of the Company (whether such employee is a United States citizen or otherwise) and,



                                      19.

with respect to non-United States citizens, identifies the visa or other similar permit under which such employee is working for the Company and the dates of issuance and expiration of such visa or other similar permit.

               (b) With respect to each Employee Plan, the Company has delivered to Parent:

                      (i) an accurate and complete copy of such Employee Plan (including all amendments thereto) and related Plan documents (including copies of trust documents or other funding vehicles, insurance policies or contracts, and any other authorizing documents);

                      (ii) an accurate and complete copy of the Form 5500, if required under ERISA, including all schedules attached thereto and actuarial reports, if any, filed for the past three years;

                      (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Employee Plan, and all material written employee communications relating to such Employee Plan;

                      (iv) accurate and complete copies of all Contracts relating to such Employee Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                      (v) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Employee Plan (if such Employee Plan is intended to be qualified under Section 401(a) or 501(c)(9) of the Code).

               (c) Each of the Employee Plans intended to be qualified under
Section 401(a) or 501(c)(9) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS:) as to its qualified status under the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Employee Plan.

               (d) Neither the Company nor any of its ERISA Affiliates has ever maintained, adopted, established, contributed or been required to contribute to, or otherwise participated in or been required to participate in, any Employee Plan subject to Title IV of ERISA including, without limitation, a "multiemployer plan" as defined in Section 3(37) of ERISA and a defined benefit plan as defined in Section 3(35) of ERISA, or any plan otherwise subject to the minimum funding standards of ERISA Section 302 of Code Section 412.



                                      20.

               (e) Each Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code) and the Company and any other ERISA Affiliate have each performed all obligations required to be performed by each under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans;

               (f) There has been no "prohibited transaction" as such term is defined in Section 406 of ERISA and Section 4975 of the Code, and neither Company nor any other ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Employee Plans. All contributions required to be made by the Company and/or any other ERISA Affiliate to any Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan year. No "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations under Section 4043 of ERISA) nor any event described in Sections 4041, 4062 or 4063 of ERISA has occurred with respect to any Employee Plan. No suit, administrative proceeding, action or other claim has been brought or is threatened against or with respect to any Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor.

               (g) The Company does not have any plan or commitment to create any additional Employee Plan, or to modify or change any existing Employee Plan (other than to comply with applicable law) in a manner that would affect any current or former employee, consultant or director of the Company or any other ERISA Affiliate, and there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any other ERISA Affiliate relating to, or change in participation or coverage, under any Employee Plan which would materially increase the expense of maintaining such Employee Plan above the level of expense incurred with respect to that Employee Plan for the most recent fiscal year.

               (h) None of the Employee Plans promises or provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee, consultant or director of the Company or any other ERISA Affiliate after any such Employee's, consultant's or director's termination of service other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, and (ii) deferred compensation benefits accrued as liabilities on the Audited Balance Sheet.

               (i) With respect to each Employee Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") and Sections 601-609 of ERISA have been complied with in all material respects.

               (j) Except as set forth in Part 2.15(j) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement and the Related Agreements, nor the consummation of the Merger or any of the other transactions contemplated by this



                                      21.

Agreement and the Related Agreements, will result in any liability to the Company or any other ERISA Affiliate or payment (including any bonus, golden parachute or severance payment) to any current or former employee, consultant or director of the Company (whether or not under any Employee Plan), or increase the benefits payable under any Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

               (k) Part 2.15(k) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

               (l) Part 2.15(l) of the Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

               (m) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

               (n) Except as set forth in Part 2.15(n) of the Company Disclosure Schedule, the Company has no reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

        2.16 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in
Part 2.16 of the Company Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any applicable federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges,



                                      22.

releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

        2.17 INSURANCE. Part 2.17 of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Company Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Company Disclosure Schedule is in full force and effect. Since January 1, 1997, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

        2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Company Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since January 1, 1997 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since January 1, 1997 been, indebted to the Company; (c) since January 1, 1997, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since January 1, 1997 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since the Company's inception been, an officer or director of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary, equity or other financial interest.)

        2.19   LEGAL PROCEEDINGS; ORDERS.

               (a) Except as set forth in Part 2.19(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding, and to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned, used or controlled by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or any of the Related Agreements. To the knowledge of the Company, except as set forth in



                                      23.

Part 2.19(a) of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

               (b) Except as set forth in Part 2.19(b) of the Company Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

               (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

        2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and any Related Agreement to which it is a party; and the execution, delivery and performance by the Company of this Agreement and any Related Agreement to which it is a party have been duly authorized by all necessary action on the part of the Company. This Agreement and each Related Agreement to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the Related Agreements, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Related Agreements, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of any of the provisions of the Company's Constituent Documents;

               (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Related Agreements or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned, used or controlled by the Company, is subject;

               (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned, used or controlled by the Company;



                                      24.

               (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

               (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Company Disclosure Schedule and except for filings pursuant to the HSR Act (as hereinafter defined), no filing with, notice to or consent from any Person is required in connection with (x) the execution, delivery or performance of this Agreement or any of the Related Agreements, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Related Agreements.

        2.22 PRODUCT DEVELOPMENT. Part 2.22 of the Company Disclosure Schedule sets forth for each product or service being developed by or on behalf of the Company a true and correct development status, including the dates on which the development of each such product or service will be completed. No fact, condition or circumstance exists that would materially impair or delay the development of any such products or services. Except as set forth in Part 2.22 of the Company Disclosure Schedule, the Company has not entered into any agreement which restricts its right to make, have made, use or sell to an unlimited number of third parties any products currently contemplated by, designed by or designed on behalf of the Company.

        2.23 FULL DISCLOSURE.

               (a) This Agreement (including the Company Disclosure Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein and therein, in the light of the circumstances under which such representations, warranties and information were or will be made or provided, not false or misleading.

               (b) The information supplied by the Company for inclusion in the Company Proxy Statement or the S-4 Registration Statement (including any Company financial statements) will not, as of the date of the Company Proxy Statement or the S-4 Registration Statement or as of the date of the Company Stockholders' Meeting, and in each case, as of the date such information is prepared or presented, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make any statement therein, in light of the circumstances under which it is made, not misleading.

        2.24   COMPANY ACTION.



                                      25.

               (a) The Board of Directors of the Company (at a meeting duly called and held in accordance with the Company Constituent Documents) has (i) unanimously determined that the Merger and the Plan of Merger is advisable and in the best interests of the Company and its stockholders, (ii) unanimously recommended the adoption and approval of the Merger, the Plan of Merger and this Agreement by the stockholders of the Company and (iii) directed that this Agreement, the Merger and the Plan of Merger be submitted for a vote at the Company Stockholders' Meeting.

               (b) The affirmative vote of a majority of the shares of Company Common Stock outstanding on the date of such vote is the only vote of the stockholders of the Company needed to approve and adopt this Agreement and approve the Merger, the Plan of Merger and the transactions contemplated hereby (the "Required Company Stockholder Vote").

        2.25 ANTI-TAKEOVER LAW. The Board of Directors and the Company have taken all action necessary or required to render inapplicable to the Merger, this Agreement or any Related Agreement and the transactions contemplated herein or therein (i) any takeover law of the State of Wisconsin that may purport to be applicable to the Merger and the transactions contemplated by this Agreement and the Related Agreements, (ii) any takeover provision in the Company Constituent Documents, and (iii) any takeover provision in any Contract to which the Company is a party or by which it or its properties may be bound. To the knowledge of the Company, there are no takeover laws of any state, other than the State of Wisconsin, which are applicable to the Merger, this Agreement and the Related Agreements.

        2.26 FINDER'S FEE. Except as set forth in Part 2.26 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of the Company.

        2.27 REORGANIZATION; POOLING OF INTERESTS. As of the date of this Agreement, the Company has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.

3.      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

               Parent and Merger Sub represent and warrant to the Company as follows:

        3.1 CORPORATE EXISTENCE AND POWER. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware in the case of Parent, and in active status under the laws of Wisconsin in the case of Merger Sub, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent's business, financial condition or results of operations.



                                      26.

        3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement and under each Related Agreement to which either of them is a party; and the execution, delivery and performance by Parent and Merger Sub of this Agreement and each Related Agreement to which either of them is a party (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to adopt this Agreement or approve the Merger. This Agreement and each Related Agreement to which either of them is a party constitutes the legal, valid and binding obligation of Parent or Merger Sub, as applicable, enforceable against Parent or Merger Sub, as applicable, in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.3    SEC FILINGS; FINANCIAL STATEMENTS.

               (a) Parent has made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 2000 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such consolidated financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations of Parent for the periods covered thereby.

        3.4 NO CONFLICT. The execution and delivery by Parent and Merger Sub of this Agreement and of each Related Agreement to which either of them is a party and the consummation of the transactions contemplated hereby and thereby by Parent and Merger Sub (i) are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, and (ii) will not directly or indirectly, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Related Agreements or to exercise any remedy or obtain any relief under, any Legal



                                      27.

Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned, used or controlled by Parent is subject.

        3.5 VALID ISSUANCE. Subject to Section 1.5(c), the shares of Parent Common Stock to be issued pursuant to Section 1.5(a) will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

        3.6 REORGANIZATION. As of the date of this Agreement, the Company has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.


4.      CERTAIN COVENANTS OF THE COMPANY

        4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (i) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (ii) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

        4.2    OPERATION OF THE COMPANY'S BUSINESS

               (a) During the Pre-Closing Period, the Company shall: (i) ensure that the Company conducts its business and operations (A) in the ordinary course and in accordance with past practices, and (B) in compliance with all applicable Legal Requirements and the requirements of all Material Contracts; (ii) use best efforts to ensure that the Company preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company; (iii) provide all notices, assurances and support required by any Contract relating to any Proprietary Asset in order to ensure that no condition under such Contract occurs which could result in, or could increase the likelihood of any transfer or disclosure by the Company's of any Company Proprietary Asset; (iv) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Company; and (v) to the extent requested by Parent, cause its officers to report regularly to Parent concerning the status of the Company's businesses.

               (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent which consent, or refusal to consent, will not be unreasonably delayed):

                      (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire



                                      28.

any shares of capital stock or other securities, except repurchases of unvested shares at cost in connection with the termination of the employment or consulting relationship with any employee or consultant pursuant to stock option or purchase agreements.

                      (ii) sell, issue, grant or authorize the issuance or grant of (i) any capital stock or other security, (ii) any Company Rights, or (iii) any instrument convertible into or exchangeable for any capital stock or other security, except that (A) the Company may issue Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement and set forth in the Company Disclosure Schedule and (B) the Company may issue to new employees options to purchase shares of Company Common Stock, commensurate with options granted to similarly situated employees in the past, under, and on the terms of, the Company Stock Option Plans; provided, however, that each such option shall be issued with an exercise price equal to the current market price of Company Common Stock based on the Applicable Fraction and the market price of Parent Common Stock as reported on NASDAQ.

                      (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any Contract related to any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option or any related Contract;

                      (iv) amend or permit the adoption of any amendment to the Company Constituent Documents, or effect, become a party to or authorize any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except for the Merger);

                      (v) recognize any labor union or enter into any collective bargaining agreement;

                      (vi) adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such a liquidation or a dissolution;

                      (vii) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                      (viii) make any capital expenditure outside the ordinary course of business or make any single capital expenditure in excess of $25,000; provided however, that the maximum amount of all capital expenditures made on behalf of the Company during the Pre-Closing Period shall not exceed $150,000 in the aggregate except for expenditures made in connection with the New Facility and set forth on in Part 4.2(b) of the Company Disclosure Schedule;

                      (ix) except in the ordinary course of business and consistent with past practice, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any material Contract;



                                      29.

                      (x) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and not having a value, or not requiring payments to be made or received, in excess of $25,000 individually, or $150,000 in the aggregate), or waive or relinquish any material right;

                      (xi) lend money to any Person, or incur or guarantee any indebtedness (except that the Company may make routine borrowings in the ordinary course of business and in accordance with past practices under the Company's credit facilities outstanding as of the date hereof and set forth on the Company Disclosure Schedule (without any amendment or modification thereto) which in the aggregate does not exceed $250,000);

                      (xii) establish, adopt or amend any Company Employee Plan or collective bargaining agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or officers.

                      (xiii) dismiss any employee or hire any new employee having an annual salary in excess of 75,000;

                      (xiv) change any of its methods of accounting or accounting practices in any respect except as required by generally accepted accounting principles;

                      (xv) make any material Tax election;

                      (xvi) commence or settle any Legal Proceeding;

                      (xvii) enter into any material transaction or take any other material action outside the ordinary course of business and inconsistent with past practices;

                      (xviii) take or omit to take any action that could, or is or reasonably likely to, (A) result in any of its representations and warranties set forth in this Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) result in any of the conditions to the consummation of the Merger set forth in Section 6 and Section 7 hereof not being satisfied or
(C) breach any provisions of this Agreement; or

                      (xix) authorize, agree, commit or enter into any Contract to take any of the actions described in clauses "(i)" through "(xviii)" of this
Section 4.2(b).



                                      30.

        4.3    NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

               (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

                      (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                      (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                      (iii) any breach of any covenant or obligation of the Company; and

                      (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 or Section 7 impossible or unlikely.

               (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or
(ii) determining whether any condition set forth in Section 6 has been satisfied.

        4.4    NO NEGOTIATION.

               (a) The Company acknowledges and agrees that the Company will not, and will not permit any of its Representatives and Associates to, directly or indirectly:

                      (i) solicit, initiate, encourage or facilitate the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

                      (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any information (other than information which would otherwise be required to be disclosed by the Company in a report filed pursuant to the Exchange Act, if the Company were subject to the reporting requirements of the Exchange Act) to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or



                                      31.

                      (iii) entertain, consider or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction; it being understood that if any Person (other than Parent or its Affiliates) makes any such proposal or offer, the Company shall respond only that the Company is a party to an acquisition agreement (without naming or otherwise identifying Parent) and that the Company may not engage in any actions prohibited by this Section 4.4.

               (b) The Company shall, and shall cause each of its Associates and Representatives to, immediately discontinue any ongoing discussions or negotiations (other than any ongoing discussions with Parent) relating to a possible Acquisition Transaction, and shall promptly provide Parent with an oral and a written description of any expression of interest, inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or by any of the Company's Associates or Representatives (to the extent known by the Company) from any Person (other than Parent) during the Pre-Closing Period.

        4.5    COMPANY STOCKHOLDERS' MEETING.

               (a) The Company shall take all action necessary under the Company Constituent Documents and all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Company Common Stock (the "Company Stockholders' Meeting") to consider, act upon and vote upon the adoption and approval of this Agreement and approval of the Merger and the Plan of Merger. The Company Stockholders' Meeting will be held as promptly as practicable and within 40 days after the S-4 Registration Statement (as defined below) is declared effective under the Securities Act (which 40-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC).

               (b) The Company will prepare and distribute to the Company stockholders in connection with the Company Stockholders' Meeting a proxy statement (the "Company Proxy Statement") in compliance with all applicable Legal Requirements and the Company Constituent Documents. The Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement, the Merger and the Plan of Merger and to take all other actions reasonably necessary or in Parent's reasonable judgment advisable to secure such vote as promptly as practicable prior to the Termination Date.

               (c) The Board of Directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement, and approve the Merger and the Plan of Merger at the Company Stockholders' Meeting. The Company Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement, the Escrow Agreement and approve the Merger at the Company Stockholders' Meeting. Neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's stockholders vote in favor of the adoption and approval of this Agreement, the Escrow Agreement and the approval of the Merger. For



                                      32.

purposes of this Agreement, the recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if such recommendation shall no longer be unanimous.

5.      ADDITIONAL COVENANTS OF THE PARTIES

        5.1    ADDITIONAL AGREEMENTS.

               (a) Subject to Section 5.1(b), Parent and the Company shall use all reasonable efforts (i) to cause the conditions set forth in Section 6, in the case of the Company, and in Section 7, in the case of Parent, to be satisfied as soon as practicable prior to the Termination Date, and (ii) to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement and each Related Agreement as soon as practicable prior to the Termination Date. Without limiting the generality of the foregoing, but subject to Section 5.1(b), each party to this Agreement shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other a copy of each filing made, each notice given and each Consent obtained by such party in connection with the Merger during the Pre-Closing Period.

               (b) Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall have any obligation under this Agreement to do any of the following (or cause the other to do any of the following): (i) to dispose or cause any of its Subsidiaries to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date); or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations.

        5.2 REGULATORY APPROVALS. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement and each Related Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications, if any, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (i) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any Legal Proceeding, and (iii) subject to their obligations to comply with applicable



                                      33.

Legal Requirements, promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act of any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by the HSR Act or any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference with government representatives relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

        5.3    REGISTRATION STATEMENT.

               (a) As soon as practicable after the date hereof, Parent shall prepare and cause to be filed with the SEC a registration statement on Form S-4 concerning the Parent Common Stock to be issued in connection with the Merger (together with any amendment or supplement thereto, the "S-4 Registration Statement"). The S-4 Registration Statement shall contain the Company Proxy Statement as part of the prospectus, and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. The parties acknowledge and agree that the foregoing arrangements may be altered by Parent as reasonably necessary to respond to any comments or requests received from the SEC. Parent and the Company shall use all reasonable efforts to cause the S-4 Registration Statement (including the Company Proxy Statement) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. The Company will use all reasonable efforts to cause the Company Proxy Statement to be mailed to the Company stockholders, as promptly as practicable after the S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Company and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.3(a) (including, without limitation, Company financial statements complying with the requirements of Form S-4, the Securities Act and the Exchange Act). In addition, the Company shall promptly furnish to Parent all information concerning the Company and the Company stockholders that may be required or reasonably requested in connection with any pre- or post-effective amendment to the S-4 Registration Statement. If the Company becomes aware of any information that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Company Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.



                                      34.

               (b) Prior to the Effective Time, Parent shall make all required filings with state regulatory authorities and the NASD, and shall ensure that the Parent Common Stock to be issued in the Merger will be qualified under the securities or "blue sky" law of every jurisdiction of the United States in which any registered stockholder of the Company has an address of record on the record date for determining the stockholders entitled to notice of and to vote on the Merger (other than qualifying to do business in a State in which it is not now qualified).

        5.4 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger; provided that nothing herein shall be deemed to prohibit Parent from making any public disclosure Parent deems necessary or appropriate under applicable Legal Requirements.

        5.5 AFFILIATE AGREEMENTS. The Company shall use its best efforts to cause each Person listed on EXHIBIT E-2 and each other Person who becomes an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company, to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of EXHIBIT E-1.

        5.6 POOLING OF INTEREST. During the Pre-Closing Period and following the consummation of the Merger, neither party shall, and each party shall cause its respective Associates and Representatives not to take any action that could, or fail to take any action which failure to take such action could, reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests".

        5.7 TAX MATTERS. At or prior to the filing of the Form S-4 Registration Statement, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Godfrey & Kahn, S.C. tax representation letters in substantially the form attached hereto as Exhibit D. Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Godfrey & Kahn, S.C., the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use all reasonable efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 5.7, each of Parent and the Company shall use its reasonable efforts to cause Cooley Godward LLP and Godfrey & Kahn, S.C., respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act which tax opinion will be included as an exhibit to the Form S-4 Registration Statement. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.7.

        5.8 EMPLOYEE RETENTION. Unless Parent receives any contrary recommendations from existing management of the Company, Parent expects that the current employees of the Company will continue to be employees of the Company immediately after the Effective Time.



                                      35.

Accordingly, Parent and the Company shall consult with each other with respect to the disclosure of the Merger to the employees of the Company.

        5.9 RELEASE. The Company shall use its best efforts to cause each of the Company stockholders identified on EXHIBIT G-1 to execute and deliver to Parent a Release in the form of EXHIBIT G-2, and the Company shall execute and deliver a Release in the form of EXHIBIT G-3 to each Person who has executed and delivered a Release to the Company in the form of EXHIBIT G-2.

        5.10 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

        5.11 ANTI-TAKEOVER LAWS. The Company shall, and shall cause its Associates and Representatives to, take all actions necessary or desirable to render inapplicable to the Merger, this Agreement and any Related Agreement, any state anti-takeover or similar law purporting to be applicable to the Merger, this Agreement or any of the Related Agreements.

6.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

               The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction or written waiver, at or prior to the Closing, of each of the following conditions:

        6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (without giving effect to any materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

        6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        6.3 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

        6.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in



                                      36.

Part 2.21 of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect.

        6.5 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

               (a) Affiliate Agreements in the form of EXHIBIT E-1, executed by the Persons identified on EXHIBIT E-2 and by any other Person who Parent reasonably determines to be an "affiliate" of the Company for purposes of the Securities Act;

               (b) a Release in the form of EXHIBIT G-2, executed by the Company stockholders identified on EXHIBIT G-1;

               (c) a legal opinion of Cooley Godward llp, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.7);

               (d) a letter from each of Arthur Andersen LLP, independent accountants to the Company, and Ernst & Young LLP, independent accounts to Parent, regarding the appropriateness of "pooling of interests" accounting for the Merger under APB 16 if closed and consummated in accordance with this Agreement;

               (e) written resignations of all directors of the Company, effective as of the Effective Time;

               (f) an Escrow Agreement in the form of EXHIBIT B, executed by the Company Stockholders' Representative and the Escrow Agent;

               (g) a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company representing and warranting after reasonable investigation that the conditions set forth in
Section 6.1 and Section 6.2 have been duly satisfied (the "Company Compliance Certificate");

               (h) A legal opinion of Godfrey & Kahn, S.C. in the form of
EXHIBIT I; and

               (i) Either Stock Option Assumption Agreements from each holder of Company Options or evidence satisfactory to Parent that the Board of Directors of the Company has taken all actions required pursuant to each of the Company Stock Option Plans in order to give effect to the transactions contemplated in this Agreement, including the assumption of Company Options pursuant to Section 1.6.

        6.6 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation (subject to notice of issuance) on the Nasdaq.

        6.7 EMPLOYMENT AGREEMENTS. The Employment and Noncompetition Agreements executed by each of the Key Executives shall be in full force and effect.



                                      37.

        6.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Body, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal or requires Parent to take any of the actions set forth in Section 5.1(b).

        6.9 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Related Agreements; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or the Company or any of its Subsidiaries, any damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company or any of its Subsidiaries; or (d) which would materially and adversely affect the right of Parent or the Company or any Subsidiary of Parent to own the assets or operate the business of the Company or any of its Subsidiaries.

        6.10 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which, in the reasonable judgment of Parent, there is a reasonable possibility of an outcome that could have a Company Material Adverse Effect or a material adverse effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Company or any of its Subsidiaries, any damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company or any of its Subsidiaries; or (d) which would affect adversely the right of Parent or the Company, Parent or any Subsidiary of Parent to own the assets or operate the business of the Company or any of its Subsidiaries.

        6.11 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued and be pending with respect to the S-4 Registration Statement.

        6.12 FIRPTA COMPLIANCE. Parent shall have received the statement referred to in Section 5.10(a) and the Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.10(b).

        6.13 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.



                                      38.

        6.14 DISSENTER'S RIGHTS. Holders of no more than 5% of the Company Common Stock shall have exercised, and not withdrawn or otherwise lost, their dissenter's rights pursuant to Subchapter XIII of the WBCL.

7.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

               The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction or written waiver, at or prior to the Closing, of the following conditions:

        7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality qualifications or similar qualifications contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (without giving effect to any materiality qualifications or similar qualifications contained or incorporated directly or indirectly in such representations and warranties).

        7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        7.3 DOCUMENTS. The Company shall have received the following documents:

               (a) a legal opinion of Godfrey & Kahn, S.C., dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.7);

               (b) an Escrow Agreement in the form of EXHIBIT B, executed by Parent and the Escrow Agent;

               (c) a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent representing and warranting that the conditions set forth in Section 7.1 and Section 7.2 have been duly satisfied; and

               (d) a Release in the form of EXHIBIT G-3, executed by the Company and delivered to each Person who has executed and delivered to the Company a Release in the form of EXHIBIT G-2.

        7.4 STOCKHOLDER APPROVAL. This Agreement and the Escrow Agreement shall have been duly adopted and approved and the Merger shall have been duly approved by the Required Company Stockholder Vote.

        7.5 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation (subject to notice of issuance) on the Nasdaq.



                                      39.

        7.6 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        7.7 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        7.8 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued and be pending with respect to the S-4 Registration Statement.

        7.9 NO GOVERNMENTAL LITIGATION. There shall not be pending any Legal Proceeding in which a Governmental Body is a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Related Agreements; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or the Company or any of its Subsidiaries, any damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company or any of its Subsidiaries; or (d) which would materially and adversely affect the right of Parent or the Company or any Subsidiary of Parent to own the assets or operate the business of the Company or any of its Subsidiaries.

8.      TERMINATION

        8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

               (a) by mutual written consent of Parent and the Company;

               (b) by either Parent or the Company, if any Order by any Governmental Body of competent jurisdiction preventing or prohibiting consummation of the Merger shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this
Section 8.1(b) must have used all reasonable efforts to remove any such Order;

               (c) by either Parent or the Company if (i) the Company Stockholders Meeting (including any adjournment or postponement thereof) shall have been duly held and completed and the Company stockholders shall have taken a final vote on a proposal to approve and adopt the Merger, this Agreement and the Escrow Agreement and (ii) the Merger, this Agreement and the Escrow Agreement shall not have been adopted and approved by the Required Company Stockholder Vote; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the failure of the Company stockholders to adopt and approve the Merger, this Agreement and the Escrow Agreement is attributable to a failure on the part of the Company to perform its obligations under this Agreement;



                                      40.

               (d) by Parent if any of the Company's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that Parent may not terminate this Agreement under this Section 8.1(d) on account of an inaccuracy in the Company's representations and warranties or on account of a breach of a covenant by the Company if such inaccuracy or breach is curable by the Company unless the Company fails to cure such inaccuracy or breach within 15 days after receiving written notice from Parent of such inaccuracy or breach;

               (e) by the Company if any of Parent's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of Parent's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that the Company may not terminate this Agreement under this Section 8.1(e) on account of an inaccuracy in Parent's representations and warranties or on account of a breach of a covenant by Parent if such inaccuracy or breach is curable unless Parent fails to cure such inaccuracy or breach within 15 days after receiving written notice from the Company of such inaccuracy or breach; or

               (f) by Parent or the Company if the Closing has not taken place on or before May 10, 2001 (the "Termination Date") (other than as a result of any failure on the part of the terminating party to comply with or perform any of its covenants or obligations set forth in this Agreement).

        8.2 TERMINATION PROCEDURES. If either party wishes to terminate this Agreement pursuant to Section 8.1, it shall deliver to the other party a written notice stating that it is terminating this Agreement and (except for termination under Section 8.1(f) which will not require such certification) setting forth a brief description of the basis on which it is terminating this Agreement.

        8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any inaccuracy or prior breach by such party of any representation, warranty, covenant or other provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; (c) the parties shall, in all events, remain bound by and continue to be subject to
Section 5.4; and (d) no party shall be liable for any consequential or punitive damages.



                                      41.

9.      INDEMNIFICATION, ETC.

        9.1    SURVIVAL OF REPRESENTATIONS, ETC.

               (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2 and the representations set forth in the Company Compliance Certificate) shall survive the Closing and shall expire at the end of the Escrow Period; provided, however, that if, at any time prior to the end of the Escrow Period, any Indemnitee delivers to the Company Stockholders' Representative a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the representation or warranty underlying the claim asserted in such notice shall survive the end of the Escrow Period until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

               (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives; provided, however, that Parent shall be deemed to have knowledge of the information specifically included in the Company Disclosure Schedule on the date of this Agreement, excluding any information included in any updates to the Company Disclosure Schedules after the date of this Agreement.

               (c) For purposes of this Section 9, each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

        9.2    INDEMNIFICATION.

               (a) From and after the Closing Date (but subject to Section 9.1(a)), each Indemnitee shall be held harmless and shall be indemnified from and against, and shall be compensated, reimbursed and paid for, any Damages which are suffered or incurred by any Indemnitee or to which any Indemnitee may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty of the Company set forth in this Agreement or in the Company Compliance Certificate (in each case, without giving effect to any update to the Company Disclosure Schedule delivered by the Company to Parent prior to the Closing); (ii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clauses "(i)" or "(ii)"



                                      42.

above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

               (b) In the event the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

        9.3 THRESHOLD. No Indemnitee shall be entitled to indemnification pursuant to Section 9.2(a) for any inaccuracy in or breach of any of the Company's representations and warranties set forth in this Agreement or the Company Compliance Certificate until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $750,000 in the aggregate, provided that if the total amount of such Damages exceeds $750,000, then any Indemnitee that has suffered or incurred any Damages shall be entitled to be held harmless, indemnified against and compensated, reimbursed and paid only for such Damages exceeding $750,000.

        9.4 OFFSET AGAINST ESCROW SHARES; SOLE REMEDY. Subject to Section 9.3, in the event any Indemnitee shall suffer any Damages for which such Indemnitee is entitled to indemnification under this Section 9, such Indemnitee shall be entitled to recover such Damages solely by obtaining that number of Escrow Shares equal in value (as determined in accordance with the terms and conditions of the Escrow Agreement) to the aggregate amount of such Damages, and such recovery shall be made from the Escrow Shares on a basis proportional to the Escrow Shares contributed under the Escrow Agreement by or on behalf of each Company stockholder. The Company stockholders shall have no liability for Damages in excess of the number of Escrow Shares held under the Escrow Agreement except for Damages directly or indirectly related to fraud, intentional misrepresentation or any willful breach of this Agreement.

        9.5 NO CONTRIBUTION. The Company stockholders shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which such stockholders may become subject under or in connection with this Agreement or the Escrow Agreement.

               (a) DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Indemnitees may be entitled to indemnification or any other remedy pursuant to this Section 9, Parent shall promptly give the Company Stockholders' Representative and the Escrow Agent written notice of such claim or Legal Proceeding (a "Claim") provided, however, that any failure on the part of Parent to so notify the Company Stockholders' Representative shall not limit



                                      43.

any of the Indemnitees' rights to indemnification under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

               (b) Within ten days of delivery of such written notice, the Company Stockholders' Representative may elect (by written notice delivered to Parent) to take all necessary steps properly to contest any Claim involving third parties or to prosecute such Claim to conclusion or settlement. If the Company Stockholders' Representative makes the foregoing election, an Indemnitee will have the right to participate at its own expense in all proceedings. If the Company Stockholders' Representative does not make such election within such period or fails to diligently contest such Claim after such election, then the Indemnitee shall be free to handle the prosecution or defense of any such Claim, and will take all necessary steps to contest the Claim involving third parties or to prosecute such Claim to conclusion or settlement, and will notify the Company Stockholders' Representative of the progress of any such Claim, will permit the Company Stockholders' Representative, at the sole cost of the Company Stockholders' Representative, to participate in such prosecution or defense and will provide the Company Stockholders' Representative with reasonable access to all relevant information and documentation relating to the Claim and the prosecution or defense thereof.

               (c) Notwithstanding the foregoing, if a Claim includes Damages equal to an amount in excess of the value of the Escrow Shares on the date of the Claim, or relates to any Proprietary Assets or other intellectual property issues, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. In any case, the party not in control of the Claim will cooperate with the other party in the conduct of the prosecution or defense of such Claim.

               (d) Neither party will compromise or settle any such Claim without the written consent of either Parent (if the Company Stockholders' Representative defends the Claim) or the Company Stockholders' Representative (if Parent or other Indemnitees defend the Claim), such consent not to be unreasonably withheld. Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent proceeds with the defense of any such claim or Legal Proceeding all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be satisfied first out of the Escrow Shares in the manner set forth in the Escrow Agreement and then from the Company stockholders.

        9.6 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement or under the Escrow Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

10.     MISCELLANEOUS PROVISIONS

        10.1   COMPANY STOCKHOLDERS' REPRESENTATIVE.

               (a) The stockholders of the Company, by adopting this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby, hereby irrevocably appoint Ralph Kauten as their agent and attorney-in-fact for purposes of Section 9 and the



                                      44.

Escrow Agreement (the "Company Stockholders' Representative"), and consent to the taking by the Company Stockholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by him under
Section 9 hereof or the Escrow Agreement (including, without limitation, the exercise of the power to authorize delivery to Parent of the Escrow Shares in satisfaction of claims by Parent, agree to, negotiate, enter into settlements and compromises of and demand arbitration, and comply with orders of courts and awards of arbitrators with respect to such claims, resolve any claim made pursuant to Section 9; and take all actions necessary in the judgment of the Company Stockholders' Representative for the accomplishment of the foregoing). By his execution below, Ralph Kauten hereby accepts his appointment as the Company Stockholders' Representative for purposes of Section 9 and the Escrow Agreement. Parent shall be entitled to deal exclusively with the Company Stockholders' Representative on all matters relating to Section 9 and the Escrow Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Company stockholder by the Company Stockholders' Representative, and on any other action taken or purported to be taken on behalf of any Company stockholder by the Company Stockholders' Representative, as fully binding upon such Company stockholder.

               (b) If the Company Stockholders' Representative shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Company stockholders, then 780 Partners shall, within ten days after such death or disability, appoint a successor representative reasonably satisfactory to Parent. Any such successor shall become the "Company Stockholders' Representative" for purposes of Section 9, the Escrow Agreement and this Section
10.1. If for any reason there is no Company Stockholders' Representative at any time, all references herein to the Company Stockholders' Representative shall be deemed to refer to 780 Partners. The parties acknowledge that 780 Partners is an investment partnership comprised of attorneys with the law firm of Godrey & Kahn, S.C., which has acted as counsel to the Company in connection with this Merger Agreement. The parties hereby understand that there may be a potential conflict of interest in the event that 780 Partners is appointed as the Company Stockholders' Representative and the parties hereby waive any such conflict.

               (c) A Company Stockholders' Representative shall not be liable for any act done or omitted hereunder as Company Stockholders' Representative while acting in good faith and in the exercise of reasonable judgment. Company stockholders on whose behalf Escrow Shares were contributed to the escrow shall severally indemnify each Company Stockholders' Representative and hold each Company Stockholders' Representative harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of such Company Stockholders' Representative and arising out of or in connection with the acceptance or administration of such Company Stockholders' Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by such Company Stockholders' Representative.

               (d) The Company Stockholders' Representative shall be entitled to rely upon any order, judgment, certificate, demand, notice, instrument or other writing delivered to it hereunder without being required to investigate the validity, accuracy or content thereof nor shall the Company Stockholders' Representative be responsible for the validity or sufficiency of this



                                      45.

Agreement. In all questions arising under this Agreement, the Company Stockholders' Representative may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Company Stockholders' Representative based on such advice, the Company Stockholders' Representative shall not be liable to anyone.

        10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

        10.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Company Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and
(d) the consummation of the Merger; provided however, that, to the extent the total amount of all such fees, costs and expenses incurred by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement and including the amount of all special bonuses and other amounts that may become payable to any officers of the Company or other Persons in connection with the consummation of the transactions contemplated by this Agreement) exceeds one million dollars ($1,000,000) in the aggregate, such fees, costs and expenses shall be paid and satisfied by the cancellation of that number of Escrow Shares in accordance with the terms of the Escrow Agreement equal in value to the total of such fees, costs and expenses in excess of one million dollars ($1,000,000).

        10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):



                                      46.

               IF TO PARENT:

               AURORA BIOSCIENCES CORPORATION
               11010 Torreyana Road
               San Diego, CA 92121
               Attn:  Chris Krueger, Esq.


               WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE):

               COOLEY GODWARD LLP
               4365 Executive Drive, Suite 1100
               San Diego, CA 92121
               Attn:  Thomas A. Coll, Esq.
               Fax:  (858) 453-3555

               IF TO THE COMPANY:

               PanVERA CORPORATION
               545 Science Drive
               Madison, WI   53711
               Attn: Ralph Kauten

               WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE):

               GODFREY & KAHN S.C.
               780 North Water Street
               Milwaukee, WI 53202
               Attn:  John A. Dickens, Esq.
               Fax:  (414) 273-5198

        10.6 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

        10.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        10.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        10.9 GOVERNING LAW; JURISDICTION AND VENUE.

               (a) Except as required by mandatory provisions of the WBCL, this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).



                                      47.

               (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of San Diego, State of California. The Company and Parent each:

                      (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, State of California (and each appellate court located in the State of California), in connection with any legal proceeding;

                      (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section
10.5 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                      (iii) agrees that each state and federal court located in the County of San Diego, State of California, shall be deemed to be a convenient forum; and

                      (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Diego, State of California, any claim by either the Company or Parent that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

        10.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns (if any). The Company shall not, and prior to the Effective Time Parent shall not, assign this Agreement or any rights or obligations hereunder to any Person; it being understood that nothing in this Section 10.10 shall prohibit Parent or any of its Affiliates from consummating any merger, acquisition or similar transaction with any Person. After the Effective Time, Parent may freely assign any or all of its rights under this Agreement (including its rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

        10.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

        10.12 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such



                                      48.

power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        10.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        10.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        10.15 PARTIES IN INTEREST. Except for the provisions of Sections 1.5, 1.6, 9 and 10.1, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

        10.16 ENTIRE AGREEMENT. This Agreement and the Related Agreements set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

        10.17 CONSTRUCTION.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.



                                      49.

        IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                                             AURORA BIOSCIENCES CORPORATION
                                               a Delaware corporation

                                             By: /s/ STUART J. M. COLLINSON
                                                --------------------------------
                                          Name:  Stuart J.M. Collinson
                                         Title:  Chairman of the Board, Chief
                                                 Executive Officer and President



                                             PanVERA CORPORATION
                                               a Wisconsin corporation

                                             By: /s/ RALPH KAUTEN
                                                --------------------------------
                                          Name:  Ralph Kauten
                                         Title:



                                             AURORA ACQUISITION CORP.
                                               a Wisconsin corporation

                                             By: /s/ STUART J. M. COLLINSON
                                                --------------------------------
                                          Name:  Stuart J.M. Collinson
                                         Title:  President and Treasurer



        By his execution below, Ralph Kauten hereby accepts appointment as the Company Stockholders' Representative hereunder.


                                              /s/ RALPH KAUTEN
                                             -----------------------------------
                                             Ralph Kauten



                                      50.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

        For purposes of the Agreement (including this EXHIBIT A):

        ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

               (a) Except for the Merger contemplated herein, any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (i) the Company is a constituent corporation or is otherwise involved, (ii) a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 5% of the outstanding securities of any class of voting securities of the Company, or (iii) the Company issues securities representing more than 5% of the outstanding securities of any class of voting securities of the Company;

               (b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 10% or more of the consolidated net revenues, net income or assets of the Company; or

               (c) any liquidation or dissolution of the Company.

        AFFILIATE. "Affiliate" shall mean, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.

        AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this EXHIBIT A is attached (including the Company Disclosure Schedule), as it may be amended from time to time.

        ASSOCIATE. "Associate" shall mean any Person's Subsidiary or other Affiliate and the respective Representatives of such Subsidiary or other Affiliate.

        AUDITED BALANCE SHEET. "Audited Balance Sheet" shall mean the audited balance sheet of the Company, dated September 30, 2000.

        COMPANY CONTRACT. "Company Contract" shall mean any Contract, including any amendment or supplement thereto: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

        COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company on the date of this Agreement and signed by the President of the Company.



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        COMPANY MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Company Material Adverse Effect" if such violation or other matter (considered individually or in the aggregate with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Company Compliance Certificate but for the presence of a "Company Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) (i) has had or could reasonably be expected to have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or customer relationships, or (2) materially impairs the ability of the Company to consummate the Merger or enables any Person to prevent the consummation of the Merger by the Company.

        COMPANY OPTIONS. "Company Options" shall mean all options to purchase shares of Company capital stock.

        COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

        COMPANY SOURCE CODE. "Company Source Code" shall mean any source code owned by the Company.

        COMPANY STOCK OPTION PLANS. "Company Stock Option Plans" shall mean, collectively, the Company's 1993 Stock Option Plan, the Company's 1998 Stock Option Plan and each stock option agreement entered into thereunder.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

        DAMAGES. "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature; provided, however, that any of the foregoing shall be computed by taking into account any insurance proceeds actually received and any prospective increases in insurance premiums or other premium adjustments and, provided further, that any of the foregoing shall be computed without taking into account any multiplication factor based upon earnings or revenues.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset,



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any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and, the rules and regulations promulgated thereunder.

        EXCLUDED SHARES. "Excluded Shares" shall mean all shares of Company Common Stock held as of the Effective Time (i) by the Company as treasury shares or (ii) by Parent or any Subsidiary of Parent.

        GAAP. "GAAP" shall mean United States generally accepted accounting principles consistently applied over the relevant time periods.

        GOVERNMENT BID. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

        GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) Parent;
(b) Parent's current and future Affiliates (including the Surviving Corporation); (c) the respective officers, directors, employees, agents, attorneys, accountants and advisors of the Persons referred to in



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clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any ongoing or threatened action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or international, multinational other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        NASDAQ. "Nasdaq" shall mean the Nasdaq National Stock Market.

        NASD. "NASD" shall mean the National Association of Securities Dealers, or any successor organization.

        ORDER. "Order" shall mean any decree, permanent injunction, order or similar action.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, domain name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

        RELATED AGREEMENTS. Related Agreements shall mean the Voting Agreement, the Affiliate Agreements, the Escrow Agreement and the General Release.

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SEC. "SEC" shall mean the United States Securities and Exchange Commission.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        SUBSIDIARY. Any Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly (a) has the power to direct the management or policies of such Entity or (b) owns, beneficially or of record,
(i) an amount of voting securities or other interests



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in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (ii) at least 50% of the outstanding equity or financial interests of such Entity.

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.



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